Exhibit 21.1
Subsidiaries of the registrant.



             NAME                              STATE OF INCORPORATION

Harbourton Mortgage Investment Corporation                   Delaware

Lifetime Options, Inc                                        Virginia

Settlement Solution, Inc.                                    Virginia

Receivable Financing Corporation                             Virginia

                                       1


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